UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. 1)

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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ARCHER-DANIELS-MIDLAND COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ARCHER-DANIELS-MIDLAND COMPANY

77 West Wacker Drive, Suite 4600, Chicago, Illinois 60601

AMENDMENT NO. 1 TO ARCHER-DANIELS-MIDLAND COMPANY

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD THURSDAY, MAY 3, 2018

EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A (“Amendment No. 1”) is being filed to amend Archer-Daniels-Midland Company’s definitive proxy statement for its Annual Meeting of Stockholders to be held on Thursday, May 3, 2018 (the “Proxy Statement”), which was filed with the Securities and Exchange Commission on March 23, 2018, in order to correct an error to Juan R. Luciano’s compensation set forth in the “Proxy Summary” section on page 1 of the Proxy Statement. All other items of the Proxy Statement are incorporated herein by reference without changes. Except as specifically discussed in this Explanatory Note, this Amendment No. 1 does not otherwise modify or update any other disclosures presented in the Proxy Statement. In addition, this Amendment No. 1 does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events.

CHANGE TO PROXY STATEMENT

The “Executive Compensation” subsection of the “Proxy Summary” section on page 1 of the Proxy Statement is amended as follows:

Executive Compensation

See pages 37–47

CEO: Juan R. Luciano

CEO 2017 TOTAL DIRECT COMPENSATION:

•	Salary: $1,300,008
•	Non-Equity Incentive Plan Compensation: $2,251,600
•	Long-Term Incentives: $12,166,416

CEO Employment Agreement: No

Change-in-Control Agreement: No

Stock Ownership Guidelines: Yes

Hedging Policy: Yes

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 3, 2018:

THIS AMENDMENT NO. 1, THE PROXY STATEMENT AND ANNUAL REPORT TO

STOCKHOLDERS ARE AVAILABLE AT

https://www.proxy-direct.com/MeetingDocuments/29653/ARCHER-DANIELS-MIDLAND.pdf.